Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), made as of the 1st day of August 2004, is entered into by THE MEDICINES COMPANY, a Delaware corporation with its principal place of business at 8 Campus Drive, Parsippany, New Jersey 07054 (the “Company”), and DAVID M. STACK, residing at One Robin Drive, Oak Ridge, New Jersey 07438 (the “Employee”).

WITNESSETH:

WHEREAS, the Company and the Employee are parties to an Amended and Restated Employment Agreement dated November 1, 2001 (the “Employment Agreement”); and

WHEREAS, the Company and the Employee wish to amend the Employment Agreement to reflect new employment arrangements between the Company and the Employee.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Section 1 of the Employment Agreement is deleted in its entirety and the following is substituted therefor:

“1.           Term of Employment.  The Company hereby agrees to employ the Employee, and the Employee hereby accepts employment with the Company, upon the terms set forth in this Agreement, for the period commencing on August 1, 2004 and ending on April 30, 2005  (such period, the “Employment Period”), unless sooner terminated in accordance with the provisions of Section 4 of this Agreement.”

2.             Section 2 of the Employment Agreement is deleted in its entirety and the following is substituted therefor:

“2.           Duties.

2.1.          (a)           During the Employment Period, the Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by Dr. Clive Meanwell (or, if Dr. Meanwell shall have ceased to serve as Executive Chairman of the Company or as Chairman of the Board of Directors of the Company (the “Board”), then by the Board.  The Employee hereby accepts such employment and the Company and the Employee agree that, during the Employment Period, the Employee shall not be required to devote his entire business time, attention and energies to the Company and instead shall have such authority, duties and responsibilities as shall be mutually agreed upon between the Employee and Dr. Meanwell or the Board.  Simultaneously with the execution and delivery hereof, the Employee shall execute and deliver to the Company a resignation as President and Chief Executive Officer of the Company substantially in the form of Exhibit A annexed hereto.

(b)           As soon as reasonably practicable following the execution hereof, but in no event later than September 30, 2004, the Employee shall resign as a director of the Company.

2.2.          The Company acknowledges and agrees that, during the Employment Period, the Employee may continue to serve on the board of directors of the companies listed on Exhibit B attached hereto (as the same may be amended from time to time upon the written agreement of the Company and the Employee, the Company’s agreement not to be unreasonably withheld).  The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the

Company and any changes therein which may be adopted from time to time by the Company except as provided in these agreements.”

3.             Section 3 of the Employment Agreement is deleted in its entirety and the following is substituted therefor:

“3.           Compensation and Benefits.

3.1           Salary and Bonus.  The Company shall pay the Employee, in semi-monthly installments, a base salary of $236,250.00 for the nine month period comprising the Employment Period.  The Company shall also pay the Employee a bonus (i) in the amount of $157,500.00 for the full calendar year 2004, payable at the end of the first regular pay period in 2005, and (ii) in the amount of $52,500.00 for the last four months of the Employment Period, payable on the last day of the Employment Period.

3.2           Reimbursement of Expenses.  The Company shall reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of documentation, expense statements, vouchers and/or such other supporting information as the Company may request.

3.3           Fringe Benefits.  During the Employment Period, the Employee shall be entitled to participate in all benefit programs that the Company establishes and makes available to its other employees.  Upon the expiration or earlier termination of the Employment Period, the Employee may elect to continue receiving group medical insurance pursuant to the federal COBRA law, 29 U.S.C. § 1161 et seq., with all premium costs paid by the Employee.”

4.             Other Amendments to Employment Agreement.

4.1           Section 4.4 of the Employment Agreement is deleted in its entirety and the following is substituted therefor:

“4.4         Voluntary Termination.  At the election of the Employee, upon written notice of termination given at least ninety (90) days prior to the effective date of termination.”

4.2           Section 4.5 of the Employment Agreement is deleted in its entirety.

4.3           Section 5.3 of the Employment Agreement is deleted in its entirety.

4.4           Section 6.1 of the Employment Agreement is deleted in its entirety and the following is substituted therefor:

“6.1         Non-Compete Restrictions  During the Employment Period, the Employee will not directly or indirectly as an individual proprietor, partner, officer, consultant, employee, director, joint venturer, or in any other similar capacity engage in the business of developing, producing, marketing or selling (or assist any other person engaging in the business of developing, producing, marketing or selling) any Competitive Products.  For this purpose, “Competitive Products” shall mean a product with chemical or commercial characteristics of the kind or type developed or being developed, produced, marketed or sold by the Company during the Employment Period.”

4.5           Section 7.1 of the Employment Agreement is deleted in its entirety and the following is substituted therefor:

“7.1         Non-solicitation Restrictions.  While the Employee is employed by the Company, the Employee will not directly or indirectly recruit, solicit or hire any employee of the Company, or induce or attempt to induce any employee of the Company to terminate his/her employment with, or otherwise cease his/her relationship with, the Company (other than Fred Ryan or Melinda Popolla).  If the Employee violates the provisions of this Section 7.1, the Employee shall continue to be bound by the restrictions set forth in this Section 7.1 until a period of one (1) year has expired without any violation of such provisions.”

5.             Stock Options.  Effective upon the date of this Amendment, with respect to each stock option set forth on Exhibit C attached hereto (each, a “Stock Option”):

(a)           the Employee hereby surrenders for cancellation the number of shares subject to such Stock Option set forth on Exhibit C under the caption “Option Shares Surrendered”;  and

(b)           in all other respects the terms of each such Stock Option shall not be changed including, but not limited to, that each such Stock Option shall continue to vest in equal monthly installments as provided by the agreement evidencing such Stock Option.

For illustrative purposes, the effect of this Section 5 on the Stock Option to purchase 200,000 shares of common stock granted to the Employee on July 10, 2001 will be that, upon the date of this Amendment (x) the portion of such Stock Option exercisable for 20,833 shares of common stock is surrendered for cancellation, (y) such Stock Option will be exercisable for the purchase of a total of 179,167 shares, and (z) such Stock Option will continue to vest in equal monthly installments through the Employment Period.

6.             Releases.

6.1           Release by Employee.  The Employee hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which the Employee ever had or now has up to the date of this Amendment against the Released Parties arising out of Employee’s employment with the Company, including, but not limited to:

(i)            all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C., §12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Older Workers Benefits Protection Act, the Equal Pay Act, the Worker Adjustment Retraining and Notification Act, the Federal Fair Labor Standards Act, any applicable Executive Order Programs and their state and local counterparts, the New Jersey Law Against Discrimination, N.J.S.A. 10:5-1 et seq., all claims arising out of the Sarbanes-Oxley Act of 2002, the Fair Credit Reporting Act, 15 U.S.C. §1681 et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. §1001 et seq., the New Jersey Conscientious Employee Protection Act, N.J.S.A. 34:19-1 et seq., the New Jersey Family Leave Act, N.J.S.A. 34:11B-1 et seq., the New Jersey Workers’ Compensation Act, the New Jersey State Wage and Hours law and the New Jersey Political Activities of Employees law, all as amended;

(ii)           all common law claims including, but not limited to, actions in tort, defamation, infliction of emotional distress and breach of contract; all claims arising under any policies, practices or procedures of the Company; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including but not limited to claims to stock or stock options; and

(iii)          any other claim for damage arising out of the Employee’s employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above.

6.2           Release by Company.  The Company hereby fully, forever, irrevocably and unconditionally releases, remises and discharges the Employee from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which the Company ever had or now has up to the date of this Amendment against the Employee arising out of Employee’s employment with the Company.

6.3           Release Covenant.  In consideration of the parties’ agreements during the Employment Period, unless either party has asserted a claim against the other during the Employment Period, the Company and the Employee agree to execute and exchange on the last day of the Employment Period releases in the forms set forth on Exhibit D.

7.             Non-Disparagement.           The Employee agrees that the Employee shall not make any false, disparaging or derogatory statements to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company regarding the Company or any of its directors, officers, employees, agents or representatives or about the Company’s business affairs and financial condition.  The Company agrees that its current and future officers and directors, while employed by or on the Board of the Company, shall not make any false, disparaging or derogatory statements about the Employee to any media outlet, industry group, financial institution or current or former employee, consultant, client or customer of the Company.

8.             Entire Agreement.  This Amendment, together with the Employment Agreement, constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter hereof.  Except as set forth herein, the Employment Agreement remains in full force and effect in accordance with its terms.

9.             Captions.  The captions of the sections of this Amendment are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Amendment.

10.           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

11.           Governing Law.  This Amendment shall be construed, interpreted and enforced in accordance with the laws of the State of New Jersey.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year set forth above.

THE MEDICINES COMPANY

By:	/s/ Clive A. Meanwell
Name: Clive A. Meanwell
Title: Executive Chairman

/s/ David M. Stack
DAVID M. STACK

Exhibit A

DAVID M. STACK

One Robin Drive

Oak Ridge, New Jersey 07438

RESIGNATION

I, David M. Stack, hereby resign as President and Chief Executive Officer of The Medicines Company (the “Company”), effective August 1, 2004.  This resignation does not terminate my employment with the Company under that certain Amended and Restated Employment Agreement, dated November 1, 2001, as amended by First Amendment to Employment Agreement, dated as of August 1, 2004.

DAVID M. STACK

Exhibit B

Bio-Imaging Technologies, Inc.

Medsite, Inc.

Exhibit C

Stock Option Table

Option Date	7/10/01	12/10/2002	12/23/2003
Original Grant	200,000	104,000	65,000
Option Shares Surrendered	20,833	9,184	46,042
Remaining Option Shares	179,167	94,816	18,958

Exhibit D

Release by Employee.

The Employee hereby fully, forever, irrevocably and unconditionally releases, remises and discharges The Medicines Company (the “Company”), its officers, directors, stockholders, corporate affiliates, subsidiaries, parent companies, agents and employees (each in their individual and corporate capacities) (hereinafter, the “Released Parties”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which the Employee ever had or now has up to the date of this Release against the Released Parties arising out of Employee’s employment with and/or separation from the Company, including, but not limited to:

(i)            all employment discrimination claims under Title VII of the Civil Rights Act of 1964, 42 U.S.C. §2000e et seq., the Age Discrimination in Employment Act, 29 U.S.C. § 621 et seq., the Americans With Disabilities Act of 1990, 42 U.S.C., §12101 et seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq., the Older Workers Benefits Protection Act, the Equal Pay Act, the Worker Adjustment Retraining and Notification Act, the Federal Fair Labor Standards Act, any applicable Executive Order Programs and their state and local counterparts, the New Jersey Law Against Discrimination, N.J.S.A. 10:5-1 et seq., all claims arising out of the Sarbanes-Oxley Act of 2002, the Fair Credit Reporting Act, 15 U.S.C. §1681 et seq., the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. §1001 et seq., the New Jersey Conscientious Employee Protection Act, N.J.S.A. 34:19-1 et seq., the New Jersey Family Leave Act, N.J.S.A. 34:11B-1 et seq., the New Jersey Workers’ Compensation Act, the New Jersey State Wage and Hours law and the New Jersey Political Activities of Employees law, all as amended;

(ii)           all common law claims including, but not limited to, actions in tort, defamation, infliction of emotional distress and breach of contract; all claims arising under any policies, practices or procedures of the Company; all claims to any non-vested ownership interest in the Company, contractual or otherwise, including but not limited to claims to stock or stock options; and

(iii)          any other claim for damage arising out of the Employee’s employment with or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local statute or ordinance not expressly referenced above.

Release by Company.

The Medicines Company (the “Company”) hereby fully, forever, irrevocably and unconditionally releases, remises and discharges David M. Stack (the “Employee”) from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorneys’ fees and costs), of every kind and nature which the Company ever had or now has up to the date of this Release against the Employee arising out of Employee’s employment with and/or separation from the Company.